Exhibit 99.4

PlainsCapital Corporation

Record Holders: As a shareholder of PlainsCapital, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 6:00 p.m., Central Daylight Time, on Wednesday, September 19, 2012. Even if you plan to attend the Special Meeting of Shareholders, we encourage you to vote your shares today.

Employee’s Stock Option Plan (“ESOP”) Participants: Your proxy card serves as your instructions to the ESOP trustees concerning how to vote the shares of PlainsCapital Corporation held for you in the ESOP at the Special Meeting of Shareholders. You have the option of instructing the ESOP trustees how to vote these shares electronically, through the Internet or on the telephone, eliminating the need to return the proxy card.  To allow sufficient time for voting by the ESOP trustees, your voting instructions must be received no later than 5:00 p.m., Central Daylight Time, on Monday, September 17, 2012.

If you hold shares of PlainsCapital Corporation in both your record name and in the ESOP, your vote authorizes the named proxies to vote the shares of PlainsCapital you hold in your record name as you instruct and directs the ESOP trustees how to vote the shares allocated to you in the ESOP at the Special Meeting of Shareholders.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone: Call 1 (866) 894-0537		Vote Your Proxy by Mail:

Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

FORM OF PROXY

The Board of Directors recommends that shareholders vote “FOR” proposals 1, 2 and 3.

Please mark your vote like this ☒

1.              Proposal to adopt and approve the Agreement and Plan of Merger, dated as of May 8, 2012, by and among Hilltop Holdings Inc., Meadow Corporation and PlainsCapital (the “merger proposal”)

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.              Proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to PlainsCapital’s named executive officers in connection with the merger

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.              Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger proposal and, in their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To change the address on your account, please check the box at right, cross out and make changes on the left.  Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (if held jointly)	Date	, 2012.

Please sign as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full name by the president.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Important notice regarding the Internet availability of proxy materials for the shareholder meeting to be held on September 20, 2012.

The joint proxy statement/prospectus is available at:
www.plainscapital.com/investors

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

FORM OF PROXY

PlainsCapital Corporation 2323 Victory Avenue, Suite 1400 Dallas, Texas 75219 (214) 252-4000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints Wayne Pope and Norton Baker, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Original Common Stock, par value $0.001 per share, of PlainsCapital Corporation (“PlainsCapital”) that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at PlainsCapital’s conference facility located at 2323 Victory Avenue, 5th Floor, Dallas, Texas 75219 on September 20, 2012 at 10:00 a.m., Central Daylight Time or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

Employees’ Stock Ownership Plan Participants: To the extent the undersigned participates in PlainsCapital’s Employees’ Stock Ownership Plan (the “ESOP”), the undersigned hereby instructs the ESOP trustees, to vote at the Special Meeting of Shareholders as indicated on the reverse side, all shares of Original Common Stock of PlainsCapital held in the ESOP that the undersigned may be entitled to direct the ESOP trustees to vote.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, this proxy, and any shares held for you in the ESOP, will be voted “FOR” proposals 1, 2 and 3 and in the discretion of the proxies, or the ESOP trustees, as applicable, upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Please review carefully the joint proxy statement/prospectus delivered with this proxy card.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed on the other side)